UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 13, 2026

TURN THERAPEUTICS INC.

(Exact name of registrant as specified in its charter)

Delaware	001-42875	32-0456090
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

250 N. Westlake Blvd., Westlake Village, California	91362
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (818) 564-4011

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common Stock, par value $0.0001 per share	TTRX	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.02 Unregistered Sales of Equity Securities.

As previously disclosed, on October 8, 2025, Turn Therapeutics Inc. (the “Company”) issued to GEM Yield Bahamas Limited a warrant (the “Warrant”) to purchase 1,192,207 shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), representing 4% of the Company’s fully diluted outstanding shares as of such date. The Warrant has an exercise price of $5.03 per share (the “Warrant Price”), subject to certain adjustments set forth in the Amended and Restated Share Purchase Agreement, dated August 29, 2025, by and among the Company, GEM Global Yield LLC SCS and GEM Yield Bahamas Limited (collectively, “GEM”), as amended by that certain side letter dated September 24, 2025.

The Warrant provides that, if the Per Share Market Value of a share of Common Stock exceeds the Warrant Price, the holder may elect to exercise the Warrant on a cashless basis and receive a number of shares of Common Stock determined in accordance with the terms of the Warrant (the “Cashless Exercise Provision”). “Per Share Market Value” is defined in the Warrant as the last closing bid price per share of Common Stock on the applicable date on the national securities exchange on which the Common Stock is then listed.

On August 13, 2026, GEM exercised the Warrant in full pursuant to the Cashless Exercise Provision, and the Company issued 579,664 shares of Common Stock to GEM (the “Shares”). The issuance of the Shares was made in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended, based on GEM’s representations that it is an accredited investor as defined in Regulation D.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TURN THERAPEUTICS INC.
Date: August 18, 2026

	By:	/s/ Bradley Burnam
	Name:	Bradley Burnam
	Title:	Chief Executive Officer

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